SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
October 21, 2004

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Item 2.02 Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements: None

       (b)  Exhibits:

                 99  Press Release Announcing: Third Quarter Earnings

Item 12. Press Releases

        CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings for the quarter ended September 30, 2004 and for the nine months ended September 30, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CNB Financial Corporation

Date: October 22, 2004	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Joseph B. Bower Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2004
Clearfield, Pennsylvania – October, 2004

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings of $2.0 million or $0.22 diluted earnings per share for the quarter ended September 30, 2004, compared to $2.4 million or $0.26 diluted earnings per share for the same quarter of 2003.

Year to date earnings for 2004 are $6.1 million compared to $6.7 million in the same period of 2003, impacted in part by a decline of $400,000 in fee income resulting from sharply lower mortgage lending activity.

William F. Falger, President and Chief Executive Officer, commented, “Our third quarter net income showed modest improvement over the first two quarters of the year primarily due to asset growth, however year to date income continues to lag behind last year due to the impact of the current low interest rate environment. We continue to focus on our future growth with the recent groundbreaking for a 3,500 square foot banking facility in Warren and a new 2,200 square foot branch in St. Marys, Pennsylvania.”

Financial Highlights (in thousands) (unaudited)

Consolidated Balance Sheets                                                         30-Sept-04              31-Dec-03          30-Sept-03
                                                                                                    Consolidated         Consolidated       Consolidated

Assets
Cash and due from banks	$14,939	$15,239	$14,295
Interest-bearing deposits	5,081	1,590	2,012

CASH & CASH EQUIVALENTS	20,020	16,829	16,307

Securities available for sale	155,638	180,055	183,808
NET LOANS	480,134	452,485	441,062
FHLB & Federal Reserve Stock	5,174	5,032	4,977
Premises & Equipment, Net	13,500	12,934	12,902
Bank Owned Life Insurance	13,058	12,682	12,544
Intangible, net	11,898	12,197	12,304
Accrued Interest & Other Assets	9,791	9,538	10,084

TOTAL ASSETS	$709,213	$701,752	$693,988

Liabilities
Deposits
Non-interest bearing deposits	$73,653	$63,297	$60,556
Interest bearing deposits	508,540	512,141	508,723

TOTAL DEPOSITS	582,193	575,438	569,279

Short-term borrowings	2,000	1,313	1,569
Federal Home Loan Bank Advances	40,000	40,000	40,000
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liab	7,177	8,244	8,019

TOTAL LIABILITIES	641,680	635,305	629,177

Shareholders' Equity
Common stock, $1 par value	9,234	9,234	9,234
Additional paid-in	4,289	4,123	4,054
Retained earnings	53,736	51,247	50,040
Treasury stock, 136,341 shares	(2,021)	(1,309)	(1,387)
Accumulated other comprehensive income	2,295	3,152	2,870

TOTAL SHAREHOLDERS' EQUITY	67,533	66,447	64,811

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$709,213	$701,752	$693,988

Nonperforming Assets	$4,952	$3,235	$3,093
% of Total Assets	0.70%	0.46%	0.45%
Trust Assets	$188,409	$200,485	$201,729

Consolidated Income Statement                                              For Quarter Ended                     Year To Date
                                                                                        30-Sep-04         30-Sep-03        30-Sep-04       30-Sep-03

Interest Income
Loans including fees	$7,774	$7,623	$22,983	$22,865
Deposits with banks	39	13	64	32
Federal funds sold	4	55	29	147
Securities	1,500	1,600	4746	5,359

TOTAL INTEREST AND DIVIDENDS	9,317	9,291	27,822	28,403
Interest Expense
Deposits	2,596	2,733	7,809	8,269
Federal Home Loan Bank advances	517	513	1,548	1,528
Subordinated Debentures	138	119	372	360

Total interest expense	3,251	3,365	9,729	10,157
NET INTEREST INCOME	6,066	5,926	18,093	18,246
Provision for loan losses	200	200	800	1,280

NET INTEREST AFTER PROVISION	5,866	5,726	17,293	16,966
Other Income
Trust income	232	275	698	719
Service charges on deposits	1,006	927	2,804	2,543
Other charges and fees	115	120	352	408
Realized security gains	152	16	316	167
Gain on sale of loans	46	172	103	500
BOLI	125	138	376	351
Wealth Management	44	46	140	204
Other	(3)	202	192	412

TOTAL OTHER INCOME	1,717	1,896	4,981	5,304

Non-Interest Expenses
Salaries	1,739	1,714	5,201	5,064
Benefits	795	652	2,200	1,961
Occupancy, net	629	562	1,941	1,776
Data Processing	354	368	1,091	1,074
Amortization of intangible	125	135	381	385
Director's Fees	90	95	226	361
Total other expenses	1,229	988	3,370	2,823

Total non-interest expenses	4,961	4,514	14,410	13,444

NET INCOME BEFORE TAXES	2,622	3,108	7,864	8,826
Federal income tax	590	728	1,801	2,154

NET INCOME	$2,032	$2,380	$6,063	$6,672

Earnings Per Share, Fully diluted	$0.22	$0.26	$0.66	$0.73
Dividends Per Share	$0.13	$0.11	$0.39	$0.34
Return on Average Assets (ROA)	.		1.15%	1.30%
Return on Average Equity (ROE)			12.57%	14.81%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.

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